EXHIBIT 99

                                                                FINAL TRANSCRIPT

Nov. 08. 2007 / 2:00 p.m. PT, ADEP - Q1 2008 Adept Technology Earnings Conference Call


CORPORATE PARTICIPANTS
 Lisa Cummins
 Adept Technology, Inc. - VP of Finance and CFO

 John Dulchinos
 Adept Technology, Inc. - President and COO

 Rob Bucher
 Adept Technology, Inc. - CEO



CONFERENCE CALL PARTICIPANTS
[Removed By Adept]


 PRESENTATION



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Operator


 Good day and welcome to the Adept Technology, Inc. First Quarter FY '08 Earnings Results Conference Call. Today's call is being recorded. At this time, I would like to turn the call over to Lisa Cummins. Please go ahead.


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Lisa Cummins  - Adept Technology, Inc. - VP of Finance and CFO


 Good afternoon, everyone, and thank you for joining us. John Dulchinos, President and COO, will begin today's call with a review of our recent business and operational performance, I will discuss our financial results and Rob Bucher, CEO, will provide an update on Adept's strategy and market trends.

As we begin today's call, let me remind you that during the course of this conference call, we will make certain remarks regarding Adept's expectations as to future events and future financial performance, plans and prospects of the Company, all of which are based on the Company's position as of today, November 8th, 2007. Any such forward-looking statements involve a number of risks and uncertainties, and the Company's actual results could differ materially from those expressed in any of the forward-looking statements for a variety of reasons, including the risks described in our press release and in our annual report on 10K for the fiscal year-end June 30th, 2007, as well as the risks described in the Company's other SEC filings. No one should assume that any forward-looking statements made by the Company remain consistent with our expectations after the date that the forward-looking statements are made.

Certain financial information that you receive today on today's conference call is presented on a non-GAAP basis. The most directly comparable GAAP information and a reconciliation between the non-GAAP and GAAP figures is provided in our Q1 2008 press release, which has been furnished to the SEC on Form 8K. The press release and all financial, statistical or operational information referred to in this conference call is available on the investor relations section of our Web site. Following our introductory comments, we will open up the call to take your questions.

I would now like to turn the call over to John Dulchinos for a review of our business and operational performance.


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John Dulchinos - Adept Technology, Inc. - President and COO


 Thank you, Lisa. Good afternoon, everyone, and thank you for joining us. We were very pleased with the results of the first quarter, which reflect both significant benefits from our recent restructuring and also, the increased traction we are seeing in our target vertical markets.

On the operational side, the restructuring we accomplished at the end of the fiscal 2007 significantly lowered our expense structure and enhanced the progress we have been making in our production area to increase margin.

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As part of this, we consolidated our Vision group into our Livermore Engineering
Center, providing substantial savings in R&D cost and efficiencies. In addition, we shifted resources in the US away from declining industrial markets to support our target vertical initiative. This included refocusing direct sales and services resources to vertical markets in Europe and to more cost effective indirect distribution in the US.

As part of this program, during the first quarter, we had three new distributors in the US and two in South America. We will continue this strategy throughout 2008 and in Q2, we'll focus on expanding our indirect coverage in Asia.

Post-restructuring, our base operating expenses were down 11% sequentially in the first quarter and we expect further benefits that will be fully realized beginning in our second quarter. We now have a business that is sized to be profitable and to support growth.

Looking now at our business results, the headline here is we had a solid revenue quarter based on balanced sales across the major geographies, across our core Cobra and Viper product lines and into both long established market segments and our newer target verticals. Lisa will provide more detail in a moment about our geographic sales performance.

As an overview, in Q1 we saw the recovery on our revenue base in the US driven by solid sales of (inaudible) Germany in the midst of (inaudible) automotive and medical device markets. In terms of product mix, we sold a record number of Viper (inaudible) robots in the US and Europe for a range of applications in the life sciences market. Less than two years after launching our Viper Robot Family, we are now on track to sell 300 Vipers a year.

Viper is one of the strategic investments we have made over the past several quarters to drive growth in our target markets of packaging, life sciences and disk drive and semiconductor and solar. To date, we have gained significant traction in the packaging and life sciences, where we're just beginning to tap accounts with extremely large long term opportunity.

It is now a year since we acquired the technology that underpins our Quattro Robots, which combines the industry's fastest speeds with the most integrated vision and highest performance tracking, making it ideal for a wide range of industries in packaged goods and medical to solar power. Quattro is the centerpiece of our strategy offering differentiated high speed robotic capability, combined with (inaudible) our target verticals.

Rob will talk more in a moment about Quattro and about our plans to further penetrate the packaging life sciences vertical, our upcoming ramp into solar the status of our disk drive market. I'll now turn the call back to Lisa for a review of our financial results. Lisa?


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Lisa Cummins - Adept Technology, Inc. - VP of Finance and CFO


 Thanks, John. Revenues for Adept's fiscal 2008 first quarter ended September 29th, 2007, were 13.7 million, up 7% year-over-year from revenues of 12.7 million in the first quarter of 2007 and up 10% on a sequential basis from 12.3 million in the fourth quarter of fiscal 2007.

Higher revenues were driven by strength in the US and in Europe, by strong demand for both our Cobra and Viper robots and by increased sales in our target vertical markets. By business segment, robotics revenue, which represents sales of our motion control systems, robotic mechanisms and components and Vision Guidant software were 9.7 million in the fiscal 2008 first quarter, up 22% year-over-year from robotics revenue of 8 million in the first quarter of fiscal 2007 and up 16% sequentially.

In our services and support business, revenues were 3.9 million in the first quarter of fiscal 2008, down 18% from 4.8 million in the first quarter of fiscal 2007 and basically flat with the fourth quarter of 2007, reflecting decreased sales of remanufactured robots for the disk drive market.

Looking at revenue by region, 39% of sales were from the US in the first quarter of fiscal 2008 and 61% were international. This compares with a first quarter of fiscal 2007 when 43% of sales were from the US and 57% from international.

In the US, revenues increased 23% sequentially with sales coming primarily from our target packaging and life sciences market. We had another record quarter in Europe, led by very strong performance in Germany. Hereto, we saw traction in our target markets, with sales shifting from primarily industrial automation in previous periods to a balanced mix of orders from the packaging and life sciences markets, as well as continued strength in our traditional customer base of automotive manufacturers.

Asian sales were down 5% year-over-year in the first quarter and continue to comprise a small percent of Adept's revenue due to the continued deferment of capital investment in the disk drive market.

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Turning now to gross margins, for the fiscal 2008 first quarter, reported gross margin was 53.5% of revenue. This figure includes approximately 570,000 in one time high margin software sales and a positive impact from higher sales in Europe, which resulted in a favorable currency effect on pricing of approximately $174,000, offset by small inventory write downs.

Excluding these factors, standard gross margin was approximately 50%, up 3.5 percentage points year-over-year from 46.5% in Q1 2007 and up more than 5 percentage points sequentially from 44.9% in Q4 of 2007.

Underlying the improvement in our standard gross margin is the work Adept has done over the last several quarters to increase absorption of manufacturing expenses, lower the cost of components and modify product designs to increase margins.

As reported in accordance with GAAP, operating expenses in the first quarter of fiscal 2008 were 6.8 million, including 251,000 in restructuring charges. Excluding restructuring charges, operating expenses were 6.5 million in the fiscal 2008 first quarter, down 7% from 7 million in the first quarter of fiscal 2007.

These reductions are a direct result of the restructuring actions we took in the second half of fiscal 2007. We expect to see the full impact of this restructuring in our second quarter of fiscal 2008.

Operating income as reported under GAAP was 549,000 in Q1 '08. Excluding restructuring charges of 251,000, operating income was 800,000 compared with an operating loss of 1.1 million in the first quarter of fiscal 2007.

We recorded a tax provision of 331,000 in the first quarter, which related both to adjustments to prior tax positions taken with foreign subsidiaries and two provisions taken for Adept in Q1 in light of our evaluation tax provisions under FIN 48.

Adjusted EBITDA, which excludes interest earned, depreciation, amortization, taxes and stock option expense, was 1.1 million in the first quarter of fiscal 2008 compared with EBITDA loss of 318,000 in the first quarter of fiscal 2007, which excluded similar non-cash items. Adept will provide adjusted EBITDA going forward as we believe it is a useful approximation of cash flow in the measurement of our underlying business performance.

Adept recorded net income of 293,000 or $0.04 per share in the first quarter of fiscal 2008 compared with net loss of 785,000 or $0.10 per share in Q1 '07.

Turning now to the balance sheet, Adept ended the quarter with cash and short term investments of 9.9 million compared with 10.9 million at the end of June. Accounts receivable were 12.2 million at the end of September, up 2 million compared with 10.2 million at the end of June.

Inventory levels were 9.2 million at the end of the first quarter compared with
9.8 million at the end of June.

I'd like to close with some comments on our outlook for fiscal 2008. We believe we will continue to gain traction in our target vertical markets with our new products - in particular, Adept's Viper and Quattro. Based on these assumptions, we expect revenues to increase 5 to 15% year-over-year.

For 2008 as a whole, we expect to record net income of 800,000 to 2.3 million and adjusted EBITDA of 2.75 million to 4.5 million. And finally, we expect to be cash flow positive from operations for fiscal 2008 as a whole.

I'll now turn the call over to Rob Bucher for a strategic market review.


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Rob Bucher - Adept Technology, Inc. - CEO


 Thank you, Lisa. The results and achievements of our first quarter validate our strategy of targeting a select group of high growth vertical markets with new products specifically designed for those industries. Just 18 months after launching our vertical markets initiative, we have recorded a third of our sales from just two of these verticals - packaging and life sciences.

We expect to steadily extend our business and our product portfolio in these markets over the coming months and quarters, driven by momentum in our inverted Cobra and Viper sales and especially by our new Quattro robot line. We expect high speed packaging application driven by Quattro will be the major revenue driver in the second half 2008.

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Repeating the business process we followed with Quattro, we are now becoming focused on developing incremental software and mechanisms for an extension to the life sciences market. These programs target medical assisted robotics and systems for repetitive surgical and diagnostic procedures.

The ability to build, sell and deliver products and services effectively into this high precision area will augment and extend our current business opportunities.

We are also seeing encouraging signs of recovery in the third vertical market - disk drive. As you know, industry consolidation over the last two years has led to a protracted freeze of capital investment in this industry, which historically has been an important market for Adept.

During this quarter, we received our first major order for new programs, the first in nearly 12 months. As the pace of recovery in this traditional cyclical market remains unpredictable, we are currently including minimal revenue from disk drive in our FY 2008 forecast.

However, the disk drive manufacturers will inevitably enter into a next major phase of expansion, requiring significant capital investment. Adept remains the vendor of choice and is tightly positioned to participate and benefit from factory expansion.

In closing, I'd like to share with you the exciting news of solar. As we have discussed in the past, solar automation applications have much in common with semiconductor, which Adept has targeted as a vertical market due to our clean room robotic system design and validation capability.

Just this week, we booked a major order for the solar market, which consists of over 100 Quattro robots. These 100 Quattro's are all to be delivered over the next 12 months. Solar cell production facilities are in early stage of what should be a long running capacity expansion worldwide. And Quattro, with its speed and reach, is becoming recognized as a superior offering for the assembly and material handling requirements of solar cell production.

We expect to begin shipping the first Quattro robots to this order, beginning this the second quarter. As we head into the middle of fiscal 2008, we are pleased with the pace and results from our operational programs to lower both cost and expense structures. This enables Adept to rebalance and become profitable while continuing to invest in future products, distribution and markets that will feed consistent growth.

We are also pleased with the continued market strength of our traditional Cobra business and the new level acceptance of the articulated Viper robot, which we introduced a short 24 months ago. These provide a stable core revenue base on which we will grow.

Finally, we are extremely proud to see the strong validation of our newest robot, Quattro. Quattro will be our growth engine worldwide.

I would now like to open the call for questions.


 QUESTION AND ANSWER



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Operator


 And all lines are open and interactive.


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Unnamed participant


 Hello.


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Rob Bucher - Adept Technology, Inc. - CEO


 Hello.


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John Dulchinos - Adept Technology, Inc. - President and COO


 Hello.


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Unnamed Participant


 Hello. This is [removed by Adept].


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John Dulchinos - Adept Technology, Inc. - President and COO


 Hey, [removed by Adept]. How are you?


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Unnamed Participant


 I'm good. Hopefully, there's not a lot of background noise here. But, I was just curious. On the post-market, you made some fantastic progress. And is -- beyond the one timers called out and more of the, from the 50% level, is that a sustainable level that you can show further progress from or was there some other unique features in the quarter that prompted that to be a little higher?


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John Dulchinos - Adept Technology, Inc. - President and COO


[Removed by Adept], this is John Dulchinos. I'll answer this. We had a -- we actually got really three things that drove gross margin this quarter. One was the, obviously, that software revenue, which contributed probably 2, 2.5 points to the increase in gross margin.

The other areas were we've been making some steps over the past year to work on lowering our cost structure to allow us to have a better baseline for margin. And then, thirdly, as our European business has been strong and, of course, the currency's strong, it -- we get favorable pricing in Europe. And that helps to drive gross margin, as well.

So, we -- at this point, we're modeling 50% gross margin as the go forward model. And we'll tweak that as we get a better sense of the future.

And then, the other thing I'll say is that Quattro's been designed out of the shoot to be a good margin product. So, we expect, as that product ramps, that we'll get favorable benefit from that, as well.


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Unnamed Participant


 Okay. And is there -- is the possibility for even some more improvement as life science and packaging becomes a greater component of the revenue mix?


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Rob Bucher - Adept Technology, Inc. - CEO


 Well, I guess I'll answer that one. In terms of the life sciences and packaging, they do support a much higher ASP, standard price, as well as have fewer competitors in terms of that would force pricing down. And there's also a high level of value added that Adept brings to that market with our current product line and, of course, the other products that we're working on.

So, I think as we look forward and we start seeing more of our products become more segmented into those areas, we also have the potential of a benefit from increased (inaudible).


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Unnamed Participant


 Okay, great. Great. All right. Thank you. Nice job. Great quarter.


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John Dulchinos - Adept Technology, Inc. - President and COO


 Oh, thank you.


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Lisa Cummins - Adept Technology, Inc. - VP of Finance and CFO


 Thanks.


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Operator


 All lines are open and interactive.


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John Dulchinos - Adept Technology, Inc. - President and COO


 Okay, thank you. Again, thank you for joining us on this call. It has been a pleasure to report on what has been a significant improvement in Adept's operations and capabilities and I look forward to having similar calls as our results progress. Again, good afternoon.

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